Exhibit 10.13

URGENTLY INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, non-U.S. exchange or securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided, the Non-423 Component will operate and be administered in the same manner as the 423 Component. The Company intends to issue options under the Non-423 Component unless and until it may issue options under the 423 Component that are eligible to satisfy the requirements of Section 423 of the Code.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(c) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities and exchange control laws of any non-U.S. country or jurisdiction where options are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control, and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Urgent.ly Inc., a Delaware corporation, or any successor thereto.

(j) “Compensation” means a measure to be determined by the Administrator. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a definition of Compensation from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

(k) “Contributions” means the payroll deductions and/or other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(l) “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided that a Subsidiary that is a Designated Company under the 423 Component may not simultaneously be a Designated Company under the Non-423 Component.

(m) “Director” means a member of the Board.

(n) “Eligible Employee” means any individual who is providing services to the Company or a Designated Company as an employee and is considered by the Company or a Designated Company to be an employee and who meets any minimum service limitations determined under the methodology specified below. For purposes of clarity, the term “Eligible Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee within the meaning of Code Section 414(n), including such persons leased from a professional employer organization. The exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system on an Enrollment Date to become eligible to participate in the Plan is through the adoption of a subplan that specifically designates such individuals eligible to participate.

For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

The Administrator retains the authority to revise the definition of Eligible Employee (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2). Accordingly, the Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Until subsequent action is taken by the Administrator, to be an Eligible Employee an individual must be customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(o) “Employer” means the employer of an Eligible Employee.

(p) “Enrollment Date” means the first Trading Day of each Offering Period.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r) “Exercise Date” means such dates on which each outstanding option granted under the Plan will be exercised (except if the Plan has been terminated), as may be determined by the Administrator, in its discretion and on a uniform and nondiscriminatory basis from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. Unless otherwise determined by the Administrator, each Exercise Date will be the last day of the applicable Offering Period.

(s) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or national market system (including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market), the Fair Market Value will be the closing sales price for Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering

Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. If an Offering under the 423 Component is made, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(w) “Offering Periods” means the periods during which shares of Common Stock may be purchased under the Plan that will be determined by the Administrator. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 19 and 29.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means an Eligible Employee that participates in the Plan.

(z) “Plan” means this Urgently Inc. 2023 Employee Stock Purchase Plan.

(aa) “Purchase Period” means the period, as determined by the Administrator in its discretion and on a uniform and nondiscriminatory basis from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, commencing on the Enrollment Date and ending with the next Exercise Date, except that if the Administrator determines that more than one Purchase Period should occur within an Offering Period, subsequent Purchase Periods within such Offering Period commence after one Exercise Date and end with the next Exercise Date at such time or times as the Administrator determines prior to the commencement of the applicable Offering Period. Unless otherwise determined by the Administrator, a Purchase Period shall have the same duration as the Offering Period.

(bb) “Purchase Price” means the price per share of Common Stock purchased under an option granted under the Plan as determined by the Administrator from time to time, in its discretion and on a uniform and nondiscriminatory basis for all options to be granted on an Enrollment Date, subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 19. However, in no event will the Purchase Price be less than eighty-five percent (85%) of the lower of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Fair Market Value of a share of Common Stock on the Exercise Date.

(cc) “Section 409A” means Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(ff) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Eligibility.

(a) Generally. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b) Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering at the discretion of the Administrator.

(c) 423 Component Limitations. Any provisions of the Plan to the contrary notwithstanding, with respect to any Offering under the 423 Component, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate that exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. Offering Periods will be periods, as will be determined by the Administrator from time to time, in its discretion and on a uniform and nondiscriminatory basis, prior to an Enrollment Date for all options to be granted on such Enrollment Date. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.

5. Participation. An Eligible Employee may participate in the Plan pursuant to Section 3 by (i) submitting to the Company’s stock administration office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case, on or before a date determined by the Administrator prior to an applicable Enrollment Date.

6. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have a fixed amount of Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made during each Purchase Period during the Offering Period (such fixed amount, the “Elected Contribution Amount”), provided that the Elected Contribution Amount will not exceed fifteen (15%) of the Compensation which a Participant receives during a Purchase Period, or such other limit established by the Administrator from time to time in its discretion and on a uniform and nondiscretionary basis for all options to be granted on an Enrollment Date in an Offering. Except to the extent otherwise permitted by the Administrator, Contributions will be deducted in equal installments from a Participant’s payroll during each Purchase Period up to the Elected Contribution Amount (for illustrative purposes, a payroll deduction occurring on an Exercise Date will be applied to a Participant’s account under the Purchase Period ending on such Exercise Date). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check, wire transfer or other means set forth in the subscription agreement or approved in writing by the Administrator prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only.

(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10. Except as may be permitted by the Administrator, as determined in its sole discretion, a Participant may reduce, but may not increase, the Participant’s Elected Contribution Amount up to one (1) times during an Offering Period by providing written notice to the Company (which may be similar to the form attached hereto as Exhibit B).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Elected Contribution Amount may be decreased to zero percent (0%) at any time during a Purchase Period. To the extent necessary, and subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence pursuant to the Elected Contribution Amount originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) Notwithstanding any provisions or limits to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions or other methods instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) for Participants participating in the Non-423 Component.

(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase under the Plan during each Purchase Period more than a maximum number shares of Common Stock to be determined by the Administrator (subject to any adjustment pursuant to Section 18) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10 (or Participant’s participation is terminated as provided in Section 11). The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10 (or Participant’s participation is terminated as provided in Section 11), his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; unless otherwise determined by the Administrator, any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares of Common Stock be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Common Stock be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Section 423 of the Code.

12. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 19,918,038 shares of Common Stock (221,311 shares on a post-split basis), plus the number of shares of Common Stock to be added to the Plan pursuant to the next sentence.

(b) The number of shares of Common Stock available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2024 Fiscal Year equal to the least of (i) 9,959,019 shares of Common Stock (110,655 shares on a post-split basis), (ii) two percent (2%) of the outstanding shares of all classes of common stock of the Company on the last day of the immediately preceding Fiscal Year, or (iii) an amount determined by the Administrator.

(c) Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(d) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if so required under Applicable Laws, in the name of the Participant and his or her spouse.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. To the extent permitted by Applicable Laws, the Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are non-U.S. nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the employees eligible to participate in each sub-plan will participate in a separate Offering and will be in the Non-423 Component unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements.

The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s or the Employer’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

18. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, the class, and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 19(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence, including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price, but, with respect to any existing Offerings under the 423 Component, in no event below the lowest Purchase Price permitted by Treasury Regulation Section 1.423-2(g);

(iii) shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv) reducing the maximum Elected Contribution Amount a Participant may elect; and

(v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. The Non-423 Component is intended to be exempt from the application of Code Section 409A as options granted thereunder are intended to constitute “short term deferrals” and any ambiguities herein will be interpreted such that those options shall so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries shall have no obligation to reimburse, indemnify, or hold harmless a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.

23. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. Unless sooner terminated under Section 19, the Plan will continue in effect for a term of twenty (20) years from the date the Plan is adopted by the Board and Section 13(b) will operate only until the date that is ten (10) years from the date the Plan is adopted by the Board.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25. Automatic Transfer to Low Price Offering Period. Unless the Administrator, in its sole discretion, chooses otherwise prior to an Enrollment Date, and to the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period automatically will be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof and the preceding Offering Period will terminate.

26. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

27. No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

28. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

29. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

EXHIBIT A

URGENTLY INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

_____ Original Application	Offering Date:

_____ Change in Elected Contribution Amount

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Urgently Inc. 2023 Employee Stock Purchase Plan.

1. ____________________ hereby elects to participate in the Urgently Inc. 2023 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this 2023 Employee Stock Purchase Plan Subscription Agreement (the “Subscription Agreement”) and the Plan.

2. I hereby authorize an Elected Contribution Amount during each Purchase Period of $___________. I understand that, except to the extent otherwise permitted by the Administrator, Contributions will be deducted in equal installments from my payroll during each Purchase Period up to my Elected Contribution Amount. I further understand that my Elected Contribution Amount will not exceed [____]% of the Compensation which I receive during a Purchase Period.

3. I hereby authorize the Company and/or my Employer to sell shares of Common Stock acquired pursuant to an Offering under the Plan that are necessary to satisfy any Tax-Related Items legally payable by me, as specified in Section 7 of this Subscription Agreement.

4. I understand that Contributions in the form of payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.

5. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6. The Company reserves the right to modify the Plan and to impose other requirements on my participation in the Plan, on the option and on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. I agree to be bound by such modifications regardless of whether notice is given to me of such event, subject, in any case, to my right to withdrawal from participation in the Plan. I further agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

7. I understand the following paragraph applies to me if I am a U.S. taxpayer or subject to U.S. taxation: If I purchase any shares of Common Stock pursuant to an Offering under the Plan, I understand that such purchase will likely result in me recognizing taxable ordinary income in the United States. The issuance of such shares will be subject to me making satisfactory arrangements (as determined by the Administrator) for the payment of income, employment, social insurance, National Insurance Contributions, payroll tax, fringe benefit tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”) that the Administrator determines must be withheld. I hereby specifically authorize the Company and/or my Employer to withhold any Tax-Related Items from proceeds of the sale of shares of Common Stock acquired pursuant to an Offering under the Plan through a sale arranged by the Company and I hereby authorize the Company and/or the Employer to withhold any Tax-Related Items legally payable by me from proceeds of the sale of shares of Common Stock on my behalf pursuant to this authorization without further consent. In addition, the Company has the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of shares of Common Stock otherwise deliverable to me. If I do not arrange for the payment of any Tax-Related Items the Company may refuse to deliver the shares to me. If I am subject to taxation in more than one jurisdiction during an Offering Period, the Company and/or the Employer or former Employer may withhold or account for tax in greater than one jurisdiction. Regardless of any action of the Company or the Employer, I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer. I further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of my participation in the Plan; and (2) do not commit to and are under no obligation to structure the terms of the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result.

8. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

9. The Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its conflicts of law provisions) as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties, I hereby submit and consent to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware, and no other courts.

10. Notwithstanding any provision of this Subscription Agreement, I understand that if I am working or resident in a country other than the United States, my participation in the Plan shall also be subject to the Additional Terms and Conditions for Non-U.S. Employees set forth in Appendix A attached hereto and any special terms and conditions for my country set forth in Appendix B attached hereto. Further, I understand that if I relocate to one of the countries included in Appendix B, the special terms and conditions for such country will apply to me to the extent the Company determines in its sole discretion that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of this Subscription Agreement.

11. I hereby agree to be bound by the terms of the Plan and this Subscription. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Social

Security Number:

Employee’s Address:

I ACKNOWLEDGE AND UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT INCLUDING ITS APPENDICES AND MY PARTICIPATION IN THE PLAN WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS AFFIRMATIVELY TERMINATED BY ME.

Dated:

Signature of Employee

APPENDIX A1

URGENTLY INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

ADDITIONAL TERMS AND CONDITIONS FOR NON U.S. EMPLOYEES

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Urgently Inc. 2023 Employee Stock Purchase Plan

1. Terms of Plan Participation for Non-U.S. Employees. I understand and agree that this Appendix A contains additional terms and conditions that, together with the Plan and the Subscription Agreement, govern my participation in the Plan if I am working or resident in a country other than the United States. I further understand and agree that my participation in the Plan will also be subject to any terms and conditions for my country set forth in Appendix B attached hereto.

2. [TBD]

[1]	Note to Draft: Subject to review by local counsel.

APPENDIX B2

URGENTLY INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. EMPLOYEES

Terms and Conditions

[2]	Note to Draft: Subject to review by local counsel.

I understand that this Appendix B includes additional terms and conditions that govern the options to purchase shares of Common Stock granted to me under the Plan if I work in one of the countries listed below. If I am a citizen or resident of a country other than the one in which I am currently working (or if I am considered as such for local law purposes) or if I transfer employment to another country after enrolling in the Plan, I acknowledge and agree that the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to me.

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Urgently Inc. 2023 Employee Stock Purchase Plan, the Subscription Agreement or Appendix A to the Subscription Agreement.

Notifications

This Appendix B also includes notifications that contain information regarding securities laws, exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of the effective date of this Plan. Such laws are often complex and change frequently. As a result, the Company recommends that you not rely on the information in this Appendix B as the only source of information relating to the consequences of your participation in the Plan because the information included herein may be out of date at the time that you exercise your option and purchase shares of Common Stock under the Plan or subsequently sell such shares.

In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in my country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working (or if you are considered as such for local law purposes) or if you move to another country after options have been granted to you under the Plan, the information contained herein may not be applicable to you.

EXHIBIT B

URGENTLY INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF REDUCTION OF ELECTED CONTRIBUTION AMOUNT

OR

WITHDRAWAL

Check Appropriate Box

☐ Reduction of Elected Contribution Amount. The undersigned Participant in the Offering Period of the Urgently Inc. 2023 Employee Stock Purchase Plan that began on ____________, ______ (the “Offering Date”) hereby notifies the Company that he or she hereby wishes to reduce his or her Elected Contribution Amount to the following amount:

$ _________ (the “Reduced Elected Contribution Amount”)

The undersigned understands that all subsequent payroll deductions will be made pursuant to the Reduced Elected Contribution Amount for the purchase of shares in the current Offering Period and for subsequent Offering Periods. The undersigned will be eligible to participate in succeeding Offering Periods at a higher rate of contribution only by delivering to the Company a new Subscription Agreement.

☐ Withdrawal. The undersigned Participant in the Offering Period of the Urgently Inc. 2023 Employee Stock Purchase Plan that began on ____________, ______ (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date: